Exhibit 10.8

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of October 15, 2025, is entered into by and between the undersigned shareholder (the “Shareholder”) of Creative Realities, Inc., a Minnesota corporation (the “Company”), and the Company. The Company and the Shareholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.          The Company has entered into a Securities Purchase Agreement, dated as of October 15, 2025 (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the sale to the Buyers of the Preferred Shares (as such terms are defined in the Purchase Agreement) pursuant to the terms and conditions of the Purchase Agreement.

B.          For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Shareholder hereby makes certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Common Stock Beneficially Owned by the Shareholder and set forth below the Shareholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Common Stock pursuant to Section 5 hereof, the “Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a)

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the 1934 Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b)	“Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

2. Representations of Shareholder. The Shareholder represents and warrants to the Company that:

(a)          Ownership of Shares. The Shareholder: (i) is the Beneficial Owner of all of the Original Shares set forth below the Shareholder’s signature on the signature pages hereto free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws, other than any restrictions on restricted shares held by the Beneficial Owner pursuant to any applicable equity incentive plan under which such Original Shares were issued; and (ii) has the sole voting power over all such Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Shareholder is a party relating to the pledge, disposition, or voting of any such Original Shares and there are no voting trusts or voting agreements with respect to such Original Shares, other than any restrictions on restricted shares held by the Beneficial Owner pursuant to any applicable equity incentive plan.

(b)          Disclosure of All Shares Owned. The Shareholder does not Beneficially Own any shares of the Company’s Common Stock other than: (i) the Original Shares set forth below the Shareholder’s signature on the signature pages hereto; and (ii) any options, warrants, or other rights to acquire any additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock, set forth below the Shareholder’s signature on the signature pages hereto (collectively, “Options”).

(c)          Power and Authority; Binding Agreement. The Shareholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully the Shareholder’s obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid, and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

(d)          No Conflict. The execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Shareholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares attributable to the Shareholder pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or any of the Shares attributable to the Shareholder.

(e)          No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any other Person on the part of the Shareholder is required in connection with the valid execution and delivery of this Agreement, other than the filing of a Schedule 13D or amendment thereto reflecting the voting agreement contemplated hereby, if applicable. If the Shareholder is an individual, no consent of the Shareholder’s spouse is necessary under any “community property” or other laws in order for the Shareholder to enter into and perform its obligations under this Agreement.

(f)          No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) pending against, or, to the knowledge of the Shareholder, threatened against or affecting, the Shareholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Shareholder to perform the Shareholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3.          Agreement to Vote Shares; Irrevocable Proxy.

(a)          Agreement to Vote and Approve. The Shareholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the Shareholder Approval (as defined in the Purchase Agreement), and at every continuation, postponement or adjournment thereof, to vote or cause the holder of record to vote the Shares in favor of providing the Shareholder Approval.

(b)          Irrevocable Proxy. The Shareholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (as defined below)(at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a), in each case if and only if the Shareholder: (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement). This proxy and power of attorney is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Shareholder with respect to the Shares. The power of attorney granted by the Shareholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of the Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.          No Voting Trusts or Other Arrangement. The Shareholder agrees that during the term of this Agreement the Shareholder will not, and will not permit any entity under the Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares, in each case other than agreements entered into with the Company.

5.          Additional Shares. The Shareholder agrees that all shares of Common Stock that the Shareholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

6.          Termination. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the termination of this Agreement by mutual written consent of the Parties; and (b) the date on which the Shareholder Approval is obtained. Nothing in this Section 6 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

7.          No Agreement as Director or Officer. The Shareholder makes no agreement or understanding in this Agreement in its capacity as a director or officer of the Company or any of its subsidiaries (if the Shareholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Shareholder in its capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict the Shareholder from exercising its fiduciary duties as an officer or director to the Company or its shareholders.

8.          Further Assurances. The Shareholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

9.          Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

10.          Amendment; Assignment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Shareholder. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its “affiliates” (as defined in Rule 144) or to any party that acquires all of substantially all of the assets of the Company (whether by merger, sale of stock, sale of assets or otherwise). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 10 shall be null and void.

11.          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Creative Realities, Inc.

13100 Magisterial Drive, Suite 102

Louisville, Kentucky 40223

Attention: Richard Mills, Chairman and CEO

E-mail: rick.mills@cri.com

If to the Shareholder, to the address or email address set forth for the Shareholder on the signature pages hereof.

12. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

CREATIVE REALITIES, INC.

By:	/s/ Richard Mills
Name:	Richard Mills
Title:	Chief Executive Officer

SHAREHOLDER

By:	/s/ Richard Mills
Name:	Richard Mills

Number of Shares of Common Stock Beneficially Owned as of the date of this Agreement: 331,926

Number of Options Beneficially Owned as of the date of this Agreement: 859,334 stock options and 450,000 RSUs

Street Address:13100 Magisterial Drive, Suite 102
City/State/Zip Code: Louisville, KY 40223
Email:	rick.mills@cri.com

[Signature Page to Voting Agreement]